Exhibit 99.1

CORRECTING and REPLACING: ANADIGICS ANNOUNCES THAT A BIDDER HAS MADE A SUPERIOR OFFER TO ACQUIRE THE COMPANY AT $0.66 PER SHARE

Warren, N.J., January 12, 2016 - In the news release, ANADIGICS ANNOUNCES THAT A BIDDER HAS MADE A SUPERIOR OFFER TO ACQUIRE THE COMPANY AT $0.66 PER SHARE by ANADIGICS, Inc. (Nasdaq: ANAD) over GlobalNewswire, we are advised by the Company that it has corrected the incorrect reference to “Party B” in the fifth paragraph, first sentence of the press release to “Party A”. The complete, corrected release follows:

ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that affiliates of GaAs Labs, LLC ("GaAs Labs") delivered to the Company, on January 7, 2016, two proposed further amendments to the previously announced November 11, 2015 agreement and plan of merger pursuant to which GaAs Labs offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.35 per-share net in cash, pursuant to an all-cash tender offer and second-step merger (the "GaAs Labs Merger Agreement"). The first proposed amendment, among other things, if approved by the Company’s Board of Directors, would have amended the GaAs Labs Merger Agreement to increase the Termination Fee (as defined in the GaAs Labs Merger Agreement). If the first proposed amendment were approved by the Company’s Board of Directors, GaAs Labs proposed a second amendment to increase the per-share offer price to $0.62 net in cash (the "January 7, 2016 Conditional Proposed Amended GaAs Labs Merger Agreement").

As announced by the Company on January 6, 2016, an “Excluded Party,” as such term is defined in the GaAs Labs Merger Agreement (“Party A”) had submitted an offer, dated January 5, 2016 which increased Party A’s offer price to $0.62 per share net in cash and had been designated by the Company’s Board of Directors as a “Superior Offer,” as that term is defined in the GaAs Labs Merger Agreement. On January 11, 2016, Party A delivered to the Company a further amended proposed merger agreement that, subject to the terms thereof, offers to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for an increased per-share price of $0.66 net in cash, pursuant to an all-cash tender offer and second-step merger ("Party A's January 11, 2016 Proposed Amended Merger Agreement").

On January 8, 2016, another Excluded Party ("Party B"), whose January 5, 2016 proposed merger agreement was referenced in the Company's January 6, 2016 announcement, delivered to the Company two alternative further revised proposed merger agreements pursuant to which Party B offered, subject to the varying terms thereof, to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for either $0.68 per-share net in cash or $0.70 per-share net in cash, respectively, pursuant to an all-cash tender offer and second-step merger ("Party B's January 8, 2016 Proposed Amended Merger Agreement"). However, Party B's January 8, 2016 Proposed Amended Merger Agreement fails to include certain material terms and conditions requested by the Company for the protection of the Company and its stockholders. While the Company continues to negotiate with Party B concerning certain material terms and conditions that the Company has requested be included in Party B's January 8, 2016 Proposed Merger Agreement, there can be no assurance that the Company and Party B will reach agreement on those terms and conditions or, if they do, that any further amended proposed merger agreement that Party B may deliver to the Company will be deemed acceptable to the Company's Board of Directors.

After consulting with its financial and legal advisors concerning the January 7, 2016 Conditional Proposed Amended GaAs Labs Merger Agreement, Party A's January 11, 2016 Proposed Amended Merger Agreement and Party B's January 8, 2016 Proposed Amended Merger Agreement, the Company's Board of Directors has unanimously determined that Party A's January 11, 2016 Proposed Amended Merger Agreement, offering a per-share price of $0.66 net in cash, constitutes a Superior Offer.

In accordance with the terms of the GaAs Labs Merger Agreement, ANADIGICS has notified GaAs Labs of Party A's January 11, 2016 Proposed Amended Merger Agreement and the determination of the Company's Board of Directors that Party A's January 11, 2016 Proposed Merger Agreement constitutes a Superior Offer under the GaAs Labs Merger Agreement. As provided in the GaAs Labs Merger Agreement, GaAs Labs has two (2) business days in which to deliver to the Company an acquisition proposal that would cause Party A's January 11, 2016 Proposed Amended Merger Agreement to no longer constitute a Superior Offer.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock are being made pursuant only pursuant to the tender offer statement on Schedule TO that Aloha Holding Company, Inc. (“Aloha”) and Aloha Acquisition Sub, Inc., a wholly owned subsidiary of Aloha, filed with the SEC on November 24, 2015, as amended to date. The Company also filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer on November 24, 2015, as amended to date. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com